EXECUTION COPY

EXHIBIT 1.1

ALTERRA FINANCE LLC

$350,000,000

6.25% Senior Notes due 2020

Fully and Unconditionally Guaranteed by

ALTERRA CAPITAL HOLDINGS LIMITED

UNDERWRITING AGREEMENT

September 22, 2010

Banc of America Securities LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Underwriting Agreement

September 22, 2010

BANC OF AMERICA SECURITIES LLC

One Bryant Park

New York, NY 10036

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, NY 10013

WELLS FARGO SECURITIES, LLC

301 S. College Street

Charlotte, NC 28288

As Representatives of the several Underwriters

Ladies and Gentlemen:

Introductory. ALTERRA FINANCE LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Company’s 6.25% Senior Notes due 2020 (the “Notes”). Banc of America Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, dated as of September 1, 2010 (the “Base Indenture”), between the Company, the Guarantor (as defined below) and The Bank of New York Mellon, as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a First Supplemental Indenture, to be dated as of September 27, 2010 to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

Pursuant to the Indenture, Alterra Capital Holdings Limited, a Bermuda exempted company (the “Guarantor”), has agreed to fully, irrevocably and unconditionally guarantee (the “Guarantee” and, together with the Notes, the “Securities”) to each holder of the Notes and to the Trustee (1) the full and punctual payment of principal of, premium, if any, and interest in respect thereof on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and

(2) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-167035-01 and 333-167035) relating to the registration of certain securities described therein, including the Securities, and which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:00 p.m. on September 22, 2010 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

Each of the Company and the Guarantor hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company and the Guarantor.

Each of the Company and the Guarantor, jointly and severally, hereby represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. Each of the Company and the Guarantor meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Guarantor, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 22, 2010 (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time each of the Company and the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, each of the Company and the Guarantor was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and neither the Company nor the Guarantor has otherwise ceased to be eligible to use the automatic shelf registration form.

e) Not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and each is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

g) Distribution of Offering Material by the Company and the Guarantor. Neither the Company nor the Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

h) No Applicable Registration or Other Similar Rights. Except as disclosed in the Registration Statement, Preliminary Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

i) Not An Investment Company. Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

j) Compensation for Solicitation. Neither the Company nor the Guarantor has paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

k) No Price Stabilization or Manipulation. Neither the Company nor the Guarantor has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

l) Incorporation and Good Standing of the Guarantor. The Guarantor has been duly formed, is validly existing as a company in good standing under the laws of Bermuda (including as an exempted company), has the corporate power and authority to own or lease its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, operations or properties of the Guarantor and its subsidiaries (including the Company), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

m) Incorporation and Good Standing of the Company. The Company has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued membership interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Guarantor, directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

n) Subsidiaries of the Guarantor and the Company. Each of the Guarantor’s subsidiaries has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation. Each of such subsidiaries of the Guarantor has the corporate power and authority to own its property and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each such subsidiary of the Guarantor have been duly and validly authorized and issued, except as set forth in the Disclosure Package and the Prospectus, are fully paid and non-assessable and are owned by the Guarantor directly or indirectly, free and clear of all liens, encumbrances, equities or claims; except that the shares of Alterra Diversified Strategies Limited are pledged to secure certain obligations of the Guarantor under a total return swap and certain reinsurance obligations as disclosed in the Disclosure Package and the Prospectus . Except as described in the Disclosure Package and the Prospectus, there are no limits, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of any subsidiary of the Guarantor

(including the Company) under any agreement or other instrument binding upon the Company or any of its subsidiaries or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any of its subsidiaries, on the ability of any subsidiary of the Guarantor (i) to pay any dividends to the Guarantor, (ii) to make any other distribution on such subsidiary’s capital stock, (iii) to repay to the Guarantor any loans or advances to such subsidiary from the Guarantor or (iv) to transfer any of such subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor. All of the Guarantor’s subsidiaries are listed in the Registration Statement under the definitional table included in the Base Prospectus or described in the Preliminary Prospectus. There are no direct or indirect subsidiaries of the Company. The term “Subsidiaries” refers to the subsidiaries of the Guarantor listed on Schedule B hereto.

o) Capital Stock of the Guarantor. All of the issued and outstanding common shares of the Guarantor have been duly authorized and are validly issued, fully paid and non-assessable.

p) Capitalization. The authorized, issued and outstanding capital stock of the Guarantor is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization”.

q) Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under the headings “Description of Senior Notes and the Guarantee,” “Description of the Alterra Finance LLC Debt Securities and Guarantees,” “Material Tax Considerations” and “Certain U.S. Federal Income Tax Consequences,” insofar as such statements purport to summarize certain provisions of the Securities, the Indenture, or the statutes and regulations referred to therein, fairly summarize the matters therein described in all material respects.

r) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

s) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by each of the Company and the Guarantor and, assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company and the Guarantor, will constitute a valid and binding agreement enforceable against each of the Company and the Guarantor, as the case may be, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

t) Authorization of the Notes. The Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the

Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Notes will be in the form contemplated by the Indenture.

u) Authorization of the Guarantee. The Guarantee has been duly authorized by the Guarantor and, when the Indenture has been duly executed and delivered by the Guarantor, the Company and the Trustee (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Guarantor and will constitute the legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

v) No Further Authorizations or Approval Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as have been obtained or made by the Guarantor and the Company and are in full force and effect under the Securities Act, and except as such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

w) Absence of Conflicts Resulting from Transaction. None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Guarantor or any of its subsidiaries (including the Company) pursuant to, (i) the charter, by-laws, certificate of formation, operating agreement, memorandum of association or comparable constituting documents of the Guarantor, the Company or any of the Guarantor’s Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Guarantor or any of its Subsidiaries (including the Company) is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Guarantor or any of its Subsidiaries (including the Company) or any of its or their properties except, in the case of clauses (ii) and (iii) above, for any such breach, violation or imposition as would not individually or in the aggregate, reasonably be expected to have (A) a Material Adverse Effect or (B) a material adverse effect upon the consummation of the transactions contemplated hereby.

x) Preparation of the Financial Statements. (1) The consolidated historical financial statements and the related notes thereto and financial schedules of the Guarantor and its consolidated subsidiaries included in and/or incorporated by reference to the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Guarantor and its subsidiaries (including the Company) as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Such financial statements have been audited by KPMG. The financial data set forth under the caption “Prospectus Supplement Summary — Our Summary Historical Consolidated Financial Data” in the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Preliminary Prospectus and the Prospectus, the information included therein. All statutory financial statements of the Guarantor from which certain ratios and other statistical data contained in Registration Statement, the Preliminary Prospectus and the Prospectus have been derived, have for each relevant period been prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws (as defined below) of Bermuda and present fairly the information purported to be shown. Such accounting practices have been applied on a consistent basis throughout the periods involved. Statutory financial statements of the Guarantor are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda; (2) the pro forma consolidated financial statements of the Guarantor and its subsidiaries and the related notes thereto included in and/or incorporated by reference to the Preliminary Prospectus and the Prospectus and the financial data set forth under the captions “Prospectus Supplement Summary — Summary Preliminary Unaudited Pro Forma Condensed Consolidated Financial Information” and elsewhere in the Registration Statement, Preliminary Prospectus and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and (3) the consolidated historical financial statements and the related notes thereto and financial schedules of Alterra Holdings Limited (formed from the amalgamation between Alterra Holdings Limited and Harbor Point Limited (“Harbor Point”)) and its consolidated subsidiaries included in and/or incorporated by reference to the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of Harbor Point as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Such financial statements have been audited by Deloitte & Touche Ltd. The selected financial data set forth under the caption “Prospectus Supplement Summary — Summary Historical Consolidated Financial Data of Harbor Point” in the Preliminary Prospectus and the Prospectus fairly present, on the basis stated in the Preliminary Prospectus and the Prospectus, the information included therein. All statutory financial statements of Harbor Point from which certain ratios and other statistical data contained in the Registration Statement, the Preliminary Prospectus and the Prospectus have been derived, have for each relevant period been prepared in conformity with the accounting practices required or permitted by applicable Insurance Laws of Bermuda and present fairly the information purported to be shown. Such accounting practices have been applied on a consistent basis throughout the periods involved. Statutory financial statements of Harbor Point are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda.

y) Independent Accountants. KPMG, which has certified certain financial statements of the Guarantor and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Guarantor and the Company within the meaning of the Securities Act and the Exchange Act. Deloitte & Touche Ltd., which has certified certain financial statements of Harbor Point and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to Harbor Point within the meaning of the Securities Act and the Exchange Act.

z) No Material Actions or Proceedings. Except as set forth in or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s or the Guarantor’s knowledge, threatened to which the Guarantor, the Company or any of the Guarantor’s Subsidiaries is a party or to which any of the properties of the Guarantor, the Company or any of the Guarantor’s Subsidiaries is subject that would reasonably be expected to have (i) a material adverse effect on ability of the Company or the Guarantor to perform its obligations under this Agreement or the consummation of the transactions contemplated hereby or (ii) a Material Adverse Effect.

aa) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or properties of the Guarantor and its subsidiaries (including the Company) taken as a whole, whether or not arising from transactions in the ordinary course of business from that set forth in the Disclosure Package. Subsequent to the respective dates as of which information is given in the Disclosure Package and except as described in the Disclosure Package: (i) the Guarantor and its Subsidiaries (including the Company) have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) neither the Guarantor nor the Company has purchased any of its outstanding capital stock or membership interests (other than in the case of the Guarantor, in connection with its long term incentive plan and pursuant to its previously disclosed stock repurchase plan), or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or membership interests other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short term debt or long term debt of the Guarantor and its subsidiaries (including the Company).

bb) Internal Controls and Procedures. The Guarantor and each of its subsidiaries (including the Company) maintains (x) effective internal control over financial reporting as defined in Rule 15d-15 under the Exchange Act and (y) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

cc) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of each of the Guarantor’s most recent audited fiscal year, there has been (i) no material weakness in the Guarantor’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

dd) Title to Properties. The Company, the Guarantor and its Subsidiaries do not own any real property and have good and marketable title to all personal property owned by them that is material to the business of the Company, the Guarantor and its Subsidiaries in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package and the Prospectus or such as do not interfere with the use made and proposed to be made of such property by the Company, the Guarantor and its Subsidiaries; and any real property and buildings held under lease by the Company, the Guarantor and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Guarantor and its Subsidiaries in each case except as described in the Disclosure Package and the Prospectus.

ee) Intellectual Property Rights. The Company, the Guarantor and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company, the Guarantor nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

ff) Labor Matters. No material labor dispute with the employees of the Guarantor or any of its subsidiaries (including the Company) exists, except as described in the Disclosure Package and the Prospectus, or, to the knowledge of the Guarantor or the Company, is imminent.

gg) Insurance. The Guarantor and its subsidiaries (including the Company) are insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and

neither the Guarantor nor any of its subsidiaries (including the Company) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

hh) Insurance Laws. Alterra Bermuda Limited (“Alterra Bermuda”) is duly registered by the Bermuda Monetary Authority to carry on long term business and general business as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder. Alterra Bermuda has established a branch in the United Kingdom which is duly registered, licensed or admitted under the Insurance Laws of the United Kingdom. Neither the Guarantor nor Alterra Bermuda is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or otherwise to comply with the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of, any jurisdiction other than Bermuda and, in the case of Alterra Bermuda, the United Kingdom in order to conduct their respective businesses as described in the Disclosure Package and the Prospectus.

Each of Alterra Reinsurance Europe Limited and Alterra Insurance Europe Limited is duly registered, licensed or admitted as a reinsurer and insurer respectively, under the Insurance Laws of Ireland and the European Union (the “EU”). Alterra Insurance Europe Limited has established a branch in Switzerland which is duly registered, licensed or admitted under the Swiss Insurance Supervision Law and the ordinances, guidelines and directives promulgated thereunder. While neither Alterra Insurance Europe Limited’s licence to conduct insurance business, nor Alterra Reinsurance Europe Limited’s licence to conduct reinsurance business (in each case, issued by the Irish Financial Regulator) preclude it from carrying on business in any country outside of the EU, it may be required to be authorized or registered with local regulators or it may be required to comply with some other local requirements to cover risk in such countries. In the countries in which it does business, each of Alterra Reinsurance Europe Limited and Alterra Insurance Europe Limited has made the appropriate filings or registrations or complied with such local requirements as are necessary in such countries in order to conduct its business as described in the Disclosure Package and the Prospectus.

Each of Alterra Specialty Insurance Company and Max America Insurance Company is duly registered, licensed or admitted under applicable Insurance Laws in each jurisdiction where it is required to be so registered, licensed or admitted in order to conduct its business as described in the Disclosure Package and the Prospectus.

Alterra at Lloyd’s Limited is duly registered, licensed or admitted as an insurer under the Insurance Laws of the United Kingdom. Alterra at Lloyd’s Limited is not required to be licensed or admitted as an insurer in, or otherwise to comply with, the Insurance Laws of, any jurisdiction other than the United Kingdom in order to conduct their business as described in the Disclosure Package and the Prospectus.

Alterra Reinsurance USA Inc. is duly registered, licensed or admitted under applicable Insurance Laws in each jurisdiction where it is required to be so registered, licensed or admitted in order to conduct its business as described in the Disclosure Package and the Prospectus

Except as described in the Disclosure Package and the Prospectus, each of the Guarantor and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, none of the Guarantor, its insurance subsidiaries and the Company has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Guarantor or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, no insurance regulatory authority has issued to the Guarantor or any subsidiary (including the Company) any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Guarantor’s subsidiaries (including the Company) (B) the making of a distribution on any subsidiary’s, including the Company’s share capital, (C) the repayment to the Guarantor of any loans or advances to any of its subsidiaries (including the Company) from the Guarantor, (D) the repayment to the Company of any loans or advances to any of its subsidiaries (including the Company) from the Company, or (E) the transfer of any of the Guarantor’s subsidiary’s property or assets to the Guarantor or any other subsidiary of the Guarantor, including the Company. Each of the Guarantor and its insurance subsidiaries maintains its books and records in accordance and is in compliance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ii) Absence of Existing Conflicts. Except as disclosed in the Disclosure Package and the Prospectus, all outbound retrocessional and reinsurance treaties, contracts and arrangements to which any of the Guarantor’s subsidiaries (including the Company) is a party are in full force and effect and none of the Guarantor or any of its subsidiaries (including the Company) is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Guarantor or any of its subsidiaries (including the Company) has received any written notice that any of the other parties to such treaties, contracts or agreements intends not to perform, or will be unable to perform, in any material respect such treaty, contract or agreement, except where such non-performance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

jj) Tax Law Compliance. Any tax returns required to be filed by the Guarantor or any of its subsidiaries (including the Company) in any jurisdiction have been filed and any material taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure of the above to be true would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

kk) Exempted Company. The Guarantor and Alterra Bermuda have each received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda to the effect set forth in the Disclosure Package and the Prospectus and none of the Guarantor and Alterra Bermuda has received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

ll) Tax Matters. The Guarantor and its subsidiaries (including the Company) have not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in the Guarantor and/or any of its subsidiaries (including the Company) being treated as (i) other than those entities listed on Schedule C hereto, engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the “Code”) or, where required by an applicable income tax treaty to which the United States is a party, having a permanent establishment situated in the United States, or (ii) a passive foreign investment company within the meaning of section 1297 of the Code.

mm) No Stamp Taxes. None of the Underwriters or any subsequent purchasers of the Securities is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriters or to any subsequent purchasers;

nn) No Currency Exchange Control Laws or Withholding Taxes. There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of interest or principal on the Securities by the Company or the Guarantor (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by the any of the Guarantor’s subsidiaries (including the Company) to such subsidiary’s parent company. The BMA has designated the Guarantor and Alterra Bermuda as non-resident for exchange control purposes. Each of the Guarantor and Alterra Bermuda are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. None of the Guarantor and Alterra Bermuda has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes or its status as an “exempted company” under Bermuda law;

oo) No Immunity. Neither the Guarantor nor any of its subsidiaries (including the Company) nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda.

pp) Submission to Jurisdiction. The Guarantor has validly and irrevocably submitted to the non-exclusive jurisdiction of any New York Court (as defined below) with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Securities, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed CT Corporation System as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding; and service of process effected in the manner set forth in Section 17 of this Agreement will be effective under the laws of Bermuda to confer personal jurisdiction over the Guarantor.

qq) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Guarantor or the Company or any of their current respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

rr) Accounting Systems. The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Guarantor, including its consolidated subsidiaries (including the Company), is made known to the Guarantor’s chief executive officer and its chief financial officer by others within those entities, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Guarantor’s most recent Annual Report on Form 10-K filed with the Commission, as applicable and (iii) are effective to perform the functions for which they were established.

ss) No Conflict with Money Laundering Laws. The operations of the Guarantor and its subsidiaries (including the Company) are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries (including the Company) with respect to the Money Laundering Laws is pending or, to the best knowledge of the Guarantor or the Company, threatened.

tt) No Conflict with OFAC Laws. Neither the Guarantor nor any of its subsidiaries (including the Company) nor, to the knowledge of the Guarantor or the Company, any director, officer, agent, employee or affiliate of the Guarantor or the Company or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

uu) No Unlawful Contributions or Other Payments. None of the Guarantor, the Company, any of their respective subsidiaries or, to the knowledge of the Guarantor or the Company, any director, officer, agent, employee or affiliate of the Guarantor or the Company or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Guarantor and the Company, their respective subsidiaries and, to the knowledge of the Guarantor and the Company, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Any certificate signed by an officer of the Company or the Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or the Guarantor, respectively, to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

a) The Securities. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 99.349% of the principal amount thereof, payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Securities in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY, 10022 or such other place as may be agreed to by the Company and the Representatives at 9:00 a.m., New York City time, on September 27, 2010, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the account of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, covenant and agree with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company and the Guarantor, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the

Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. Each of the Company and the Guarantor will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. Each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company or the Guarantor will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Company or the Guarantor has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company or the Guarantor will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and each of the Company and the Guarantor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company or the Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request and each of the

Company and the Guarantor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company and the Guarantor will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantor, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company or the Guarantor will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company or the Guarantor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities; provided, however, that neither the Company nor the Guarantor shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company or the Guarantor will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantor shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company and the Guarantor shall file, on a timely basis, with the Commission and the NASDAQ Global Select Market and the Bermuda Stock Exchange, all reports and documents required to be filed under the Exchange Act.

j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company and the Guarantor will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Guarantor or any Affiliate of the Company or the Guarantor or guaranteed by the Company or the Guarantor or securities exchangeable for or convertible into such debt securities (other than as contemplated by this Agreement with respect to the Notes).

k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit F hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

l) Permitted Free Writing Prospectuses. Each of the Company and the Guarantor represents that it has not made, and agrees that, unless it obtains the prior consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission or retained under Rule 433 of the Securities Act; provided that the prior consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Guarantor consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet contemplated in Section 3(k).

m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, each of the Company and the Guarantor will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Company and the Guarantor are no longer eligible to file an automatic shelf registration statement, each of the Company and the Guarantor will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company or the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, each of the Company and the Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or the Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

o) Filing Fees. The Company and the Guarantor, jointly and severally, agree to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

p) Compliance with Sarbanes-Oxley Act. Each of the Company and the Guarantor will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s and the Guarantor’s respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

q) No Manipulation of Price. The Company and the Guarantor will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company and the Guarantor agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Company’s and the Guarantor’s counsel, independent public or certified public accountants and other advisors to the Company or the Guarantor, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes and the Guarantee, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantor or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Securities by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing

Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantor of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or to the knowledge of the Company or the Guarantor, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and neither the Company nor the Guarantor shall have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from each of KPMG and Deloitte & Touche Ltd., independent registered public accountants for the Guarantor and Harbor Point, respectively, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, and the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the date hereof.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from each of KPMG and Deloitte & Touche Ltd., independent public or certified public accountants for the Company and Harbor Point, respectively, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Objection. If the Registration Statement and/or the offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e) No Material Adverse Change or Ratings Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Effect;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Guarantor or any of its subsidiaries (including the Company) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or the rating accorded the financial strength or claims paying ability of the Guarantor or any of its subsidiaries (including the Company) by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, A.M. Best Company, Moody’s Investors Service, Inc. or Fitch Ratings.

f) Opinion of U.S. Counsel for the Company. On the Closing Date, the Representatives shall have received an opinion of Akin, Gump, Strauss, Hauer & Feld LLP, counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit A.

g) Opinion of Bermuda Counsel for the Company. On the Closing Date, the Representatives shall have received an opinion of Conyers Dill & Pearman Limited, Bermuda counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit B.

h) Opinion of Irish Counsel for the Company. On the Closing Date, the Representatives shall have received an opinion of A&L Goodbody, Irish counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit C.

i) Opinion of English Counsel for the Company. On the Closing Date, the Representatives shall have received an opinion of Hogan Lovells International LLP, English counsel for the Company and the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit D.

j) Opinion of General Counsel of the Guarantor. On the Closing Date, the Representatives shall have received an opinion of the General Counsel of the Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit E.

k) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

l) Officers’ Certificate of the Company and the Guarantor. On the Closing Date, the Representatives shall have received from each of the Company and the Guarantor a written certificate of the Company and the Guarantor, executed by the Chief Executive Officer and the principal financial or accounting officer of each of the Company and the Guarantor, dated as of such Closing Date, to the effect that:

(i) neither the Company nor the Guarantor has received a stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or to the knowledge of the Company or the Guarantor, threatened by the Commission;

(ii) neither the Company nor the Guarantor has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company and the Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company and the Guarantor have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

m) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

n) Clearance and Settlement. The Securities shall be eligible for clearance and settlement through The Depository Trust Company

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or to comply with any provision hereof, each of the Company and the Guarantor agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the

Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

a) Indemnification of the Underwriters. Each of the Company and the Guarantor agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Guarantor), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

b) Indemnification of the Company, the Guarantor and their Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and each of their directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, the Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantor hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (i) in the last paragraph on the cover page of the Prospectus regarding delivery of the Notes and (ii) in paragraphs 5, 9 and 10 under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Guarantor.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except the defaulting underwriter and except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company and the Guarantor if at any time (i) trading or quotation in any of the Company’s or the Guarantor’s securities shall have been suspended or limited by the Commission, the NASDAQ Global Select Market or the Bermuda Stock Exchange, or trading in securities generally on either the New York Stock Exchange, the NASDAQ Global Select Market or the Bermuda Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Effect; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. Each of the Company and the Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company and the Guarantor or their affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) and no Underwriter has any obligation to the Company or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the several Underwriters with respect to the subject matter hereof. Each of the Company and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Guarantor, the Company, the officers or employees of the Company or the Guarantor, or any person controlling the Company or the Guarantor, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

One Bryant Park

NY1-100-18-03

New York, NY 10036

Facsimile: 646-855-5958

Attention: High Grade Transaction Management/Legal

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Facsimile: (212) 816-7912

Attention: General Counsel

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, NC 28288

Facsimile: 704-383-9165

Attention: Transaction Management

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: 646-848-5134

Attention: Adam Givertz, Esq.

If to the Company or the Guarantor:

ALTERRA FINANCE LLC

c/o ALTERRA CAPITAL HOLDINGS LIMITED

Alterra House

2 Front Street

Hamilton, HM 11, Bermuda

Facsimile: 441-292-5331

Attention: Carol S. Rivers, Esq.

with a copy (which shall not constitute notice) to:

Akin, Gump, Strauss, Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Facsimile: 212-872-1002

Attention: Kerry E. Berchem, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related

Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Guarantor has irrevocably appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY, 10011, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMPANY:

ALTERRA FINANCE LLC

By:	/s/ W. Marston Becker
Name: W. Marston Becker
Title: Chief Executive Officer

GUARANTOR:

ALTERRA CAPITAL HOLDINGS LIMITED

By:	/s/ W. Marston Becker
Name: W. Marston Becker
Title: Chief Executive Officer

[Signature page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By: Banc of America Securities LLC

By:	/s/ ROBERT GIAMMARCO
Name: Robert Giammarco
Title: Managing Director

[Signature page to the Underwriting Agreement]

By:    Citigroup Global Markets Inc.

By:	/s/ CHANDRU M. HARJANI
Name: Chandru M. Harjani
Title: Director

[Signature page to the Underwriting Agreement]

By:    Wells Fargo Securities, LLC

By:	/s/ CAROLYN HURLEY
Name: Carolyn Hurley
Title: Director

[Signature page to the Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$93,335,000
Citigroup Global Markets Inc.	93,333,000
Wells Fargo Securities, LLC	93,333,000
Credit Suisse Securities (USA) LLC	23,333,000
Deutsche Bank Securities Inc.	23,333,000
ING Financial Markets LLC	23,333,000

Total	$350,000,000

Schedule A

SCHEDULE B

Alterra Bermuda Limited (formed by the amalgamation of Alterra Insurance Limited and Harbor Point Re Limited)

Alterra Insurance Europe Limited (formerly known as Max Insurance Europe Limited)

Alterra Reinsurance Europe Limited (formerly known as Max Re Europe Limited)

Alterra Specialty Insurance Company (formerly known as Max Specialty Insurance Company)

Max America Insurance Company (to be known as Alterra America Insurance Company)

Alterra at Lloyd’s Limited (formerly known as Max at Lloyd’s Ltd.)

Alterra Reinsurance USA Inc. (formerly known as Harbor Point Reinsurance U.S., Inc.)

Schedule B

SCHEDULE C

Alterra Holdings USA Inc. (formerly known as Harbor Point U.S. Holdings, Inc.)

Alterra Reinsurance Services Inc. (formerly known as Harbor Point Services, Inc.)

Alterra Reinsurance USA Inc. (formerly known as Harbor Point Reinsurance U.S., Inc.)

Alterra USA Holdings Limited (formerly known as Max USA Holdings Ltd.)

Alterra Specialty Insurance Services Limited (formerly known as Max Specialty Insurance Services Ltd.)

Alterra Specialty Insurance Company (formerly known as Max Specialty Insurance Company)

Alterra Managers USA Limited (formerly known as Max Managers USA Ltd.)

Alterra California Insurance Services Limited (formerly known as Max California Insurance Services Ltd.)

Max America Insurance Company (to be known as Alterra America Insurance Company)

Alterra Capital Services Limited (formerly known as Max Capital Services Limited) (through its wholly owned subsidiary, Alterra Capital Services USA LLC (formerly known as Max Capital Services USA LLC), which is disregarded for U.S. federal income tax purposes)

Schedule C

ANNEX I

Issuer Free Writing Prospectuses

(1)	Final Term Sheet dated September 22, 2010

Annex I

ANNEX II

Company Additional Written Communication

(1)	Electronic (Netroadshow) road show of the Company relating to the offering of the Securities dated September 2010.

Annex II

EXHIBIT A

Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

U.S. Counsel for the Company and the Guarantor

A-1

EXHIBIT B

Form of Opinion of Conyers Dill & Pearman Limited

Bermuda Counsel for the Company and the Guarantor

C-1

EXHIBIT C

Form of Opinion of A&L Goodbody

Irish Counsel for the Company and the Guarantor

C-2

EXHIBIT D

Form of Opinion of Hogan Lovells International LLP

English Counsel for the Company and the Guarantor

D-1

EXHIBIT E

Form of Opinion of the General Counsel of the Guarantor

E-1

EXHIBIT F

Form of Final Term Sheet

Relating to Preliminary Prospectus Supplement

Dated September 22, 2010 and

Prospectus Dated May 21, 2010

Alterra Finance LLC

$350,000,000 6.25% SENIOR NOTES DUE 2020

Term Sheet

Issuer:	Alterra Finance LLC

Guarantor:	Alterra Capital Holdings Limited

Title of Securities:	6.25% Senior Notes due 2020 (the “Notes”)

Security Type:	Senior Unsecured Fixed Rate Notes

Format:	SEC Registered

Trade Date:	September 22, 2010

Settlement Date:	September 27, 2010 (T+3)

Maturity Date:	September 30, 2020

Aggregate Principal Amount Offered:	$350,000,000

Price to the Public (Issue Price):	99.999%

Underwriting Discount:	0.650%

Proceeds to Issuer (Before Expenses):	$347,721,500

Treasury Benchmark:	2.625% due August 15th, 2020

Benchmark Treasury Yield:	2.535%

Spread to Benchmark:	Treasury Rate plus 371.5 basis points

Re-offer Yield:	6.250%

Coupon:	6.250% per annum

Interest Payment Dates:	Semi-annually on March 30th and September 30th of each year, commencing on March 30th, 2011

Optional Redemption:	Make-whole call at any time at the greater of 100% and the discounted value at Treasury Rate plus 50 basis points

CUSIP / ISIN:	02153LAA2 / US02153LAA26

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Minimum Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:	Banc of America Securities LLC Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Co-Managers:	Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. ING Financial Markets LLC

The pro forma ratio of earnings to fixed charges of the guarantor, giving effect to the issuance of the Notes by the issuer and the use of proceeds of this offering as if they occurred on January 1, 2009 would be 8.4 for the six months ended June 30, 2010 and 8.1 for the year ended December 31, 2009, and as further adjusted to give effect to the amalgamation as if it had occurred on January 1, 2009 would be 7.9 for the six months ended June 30, 2010 and 13.9 for the year ended December 31, 2009.

The guarantor and the issuer have filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the guarantor and the issuer have filed with the SEC for more complete information about the guarantor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Banc of America Securities LLC toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-877-858-5407, or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

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